QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

INDEPENDENT AUDITORS CONSENT

        We consent to the incorporation by reference in this Registration Statement of Superior Essex Inc. on Form S-8 of our report dated March 19, 2004 (which report contains explanatory paragraphs that describe changes in methods of accounting, application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" to the consolidated financial statements of Superior Essex Inc., and certain limited procedures applied to disclosures and reclassifications in the 2001 financial statements audited by other auditors who have ceased operations), appearing in the Annual Report on Form 10-K of Superior Essex Inc. for the year ended December 31, 2003.

/s/  DELOITTE & TOUCHE LLP

        DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 26, 2004

QuickLinks

  Exhibit 23.2
INDEPENDENT AUDITORS CONSENT